Contact:	Scott L. Bok,
Chief Executive Officer
GHL Acquisition Corp.
(212) 389-1800

For Immediate Release

GHL ACQUISITION CORP.

ANNOUNCES APPOINTMENT OF

CHIEF FINANCIAL OFFICER

GHL Acquisition Corp. (AMEX: GHQ.U) announced today that Harold J. Rodriguez, Jr. has been appointed as Chief Financial Officer. Mr. Rodriguez currently also serves as Chief Administrative Officer of Greenhill & Co., Inc. (NYSE: GHL) and succeeds John D. Liu, who has resigned.

GHL Acquisition Corp. is a newly formed blank-check corporation sponsored by Greenhill & Co., Inc. (NYSE: GHL) which recently completed its initial public offering of units.